Exhibit 3.21

CERTIFICATE

OF LIMITED PARTNERSHIP OF

SAN ANTONIO SPECIALTY HOSPITAL, LTD.

In compliance with Section 2.01 of the Texas Revised Limited Partnership Act, Vernon’s Annotated Revised Civil Statutes of the State of Texas, Article 6132a-1, the undersigned General Partner of San Antonio Specialty Hospital, Ltd., a Texas limited partnership, hereby certifies as follows:

1.	The name of the limited partnership is San Antonio Specialty Hospital, Ltd.

2.	The name of the registered agent is Ray M. Branson, and the address of the registered office is 7600 Chevy Chase Drive, Suite 116, Austin, Texas 78752.

3.	The address of the principal office in the United States where records are to be kept is 7600 Chevy Chase Drive, Suite 116, Austin, Texas 78752.

4.	The name and address (mailing and street) of the business of the sole General Partner is NCI - San Antonio, Inc., 7600 Chevy Chase Drive, Suite 116, Austin, Texas 78752, Attention: President.

Executed June 26, 1997.

SAN ANTONIO SPECIALTY HOSPITAL, LTD.

By:	NCI - San Antonio, Inc., its sole General Partner

	By:	/s/ Edwin H. Cooper, Jr.
Edwin H. Cooper, Jr.
President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SAN ANTONIO SPECIALTY HOSPITAL, LTD.

In compliance with §2.02(b) of the Texas Revised Limited Partnership Act, Vernon’s Annotated Revised Civil Statutes of the State of Texas, Article 6132a-1, the undersigned general partner of San Antonio Specialty Hospital, Ltd., a Texas limited partnership, hereby certifies as follows:

1.	The name of the partnership is San Antonio Specialty Hospital, Ltd.

2.	The following amendment to the Certificate of Limited Partnership alters Sections 2, 3, and 4 of the original Certificate of Limited Partnership and the full text of the amended provisions are as follows:

“2.	The name of the registered agent is Jimmie M. Stapleton, and the address of the registered office is 5700 Tennyson Parkway, Suite 550, Plano, Texas 75024.

3.	The address of the principal office in the United States where records are to be kept is 5700 Tennyson Parkway, Suite 550, Plano, Texas 75024.

4.	The name and address of the sole general partner is LifeCare Holding Company of Texas, L.L.C., a Nevada limited liability company, 5700 Tennyson Parkway, Suite 550, Plano, Texas 75024.”

Executed as of January 1, 2002.

LIFECARE HOLDING COMPANY OF TEXAS, INC., a Nevada limited liability company

By:	/s/ Jimmie M. Stapleton
Jimmie M. Stapleton, Vice President – Administration and Secretary

ARTICLES OF MERGER

OF

NCI - SAN ANTONIO, INC.

(a Texas corporation)

WITH AND INTO

LIFECARE HOLDING COMPANY OF TEXAS, L.L.C.

(a Nevada limited liability company)

THESE ARTICLES OF MERGER are submitted for the purpose of effecting the merger of NCI-SAN ANTONIO, INC., a Texas corporation (the “Merged Entity”), with and into LIFECARE HOLDING COMPANY OF TEXAS, L.L.C., a Nevada limited liability company (the “Surviving Entity”). Pursuant to the provisions of Article 5 of the Texas Business Corporation Act (the “Act”), the undersigned domestic corporation and foreign limited liability company adopt the following Articles of Merger.

1. The Surviving Entity is the sole holder of all of the issued and outstanding shares of capital stock of the Merged Entity, which consists of 1,000 shares of Common Stock, $0.01 par value.

2. An Agreement and Plan of Merger (the “Plan”) has been unanimously approved and adopted via written consent by each of (i) the board of directors and sole holder of all of the issued and outstanding shares of capital stock of the Merged Entity and (ii) the sole member and sole manager of the Surviving Entity.

3. As to each of the Merged Entity and the Surviving Entity, the Plan was duly authorized by all action required by the laws under which it was formed or organized or by its constituent documents.

4. A copy of the executed Plan is on file at the place of business of the Surviving Entity which is located at 2385 E. Prater, Suite 101, Sparks, Nevada 89434. A copy of the Plan will be furnished by the Surviving Entity, on request and without cost, to any person holding an interest in the Surviving Entity or the Merged Entity.

5. The names of the entities participating in the merger and the states under the laws of which they are organized are as follows:

Name	State
NCI - San Antonio, Inc.	Texas

LifeCare Holding Company of Texas, L.L.C.	Nevada

6. The laws of the States of Nevada and Texas permit such a merger.

7. The Merged Entity and the Surviving Entity have each complied with the respective laws under which they were formed or organized concerning this merger.

8. The Surviving Entity will be responsible for the payment of all fees and franchise taxes of the Merged Entity and will be obligated to pay any fees and franchise taxes, if the same are not timely paid.

9. The merger shall be effective as of 11:59 p.m., December 31, 2001.

(SIGNATURES BEGIN ON NEXT PAGE)

ARTICLES OF MERGER	PAGE 2

IN WITNESS WHEREOF, these Articles of Merger have been duly executed as of the 21st day of December, 2001, and is being filed in accordance with Article 5 of the Act by an authorized signatory of each of the Surviving Entity and the Merged Entity.

SURVIVING ENTITY:

LIFECARE HOLDING COMPANY OF TEXAS, L.L.C., a Nevada limited liability company

By:	LifeCare Management Services, L.L.C., a Louisiana limited liability company, its Sole Member and Sole Manager

	By:	/s/ David B. LeBlanc
David B. LeBlanc, President

MERGED ENTITY:

NCI – SAN ANTONIO, INC., a Texas corporation

By:	/s/ David B. LeBlanc
David B. LeBlanc, President

ARTICLES OF MERGER	PAGE 3